Exhibit 99.1
7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
News Release
Pebblebrook Hotel Trust Announces the Redemption of 8.00% Series B
Cumulative Redeemable Preferred Shares

Bethesda, MD, August 12, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today provided notice to the record holders (the “Notice of Redemption”) of the Company’s 8.00% Series B Cumulative Redeemable Preferred Shares (the “Series B Preferred Shares”) of the redemption of all 3,400,000 of the issued and outstanding Series B Preferred Shares. The cash redemption amount (the “Redemption Amount”) for each Series B Preferred Share is $25.00, plus accrued and unpaid dividends to, but not including, the redemption date of September 21, 2016 (the “Redemption Date”).

On the Redemption Date, dividends on the Series B Preferred Shares will cease to accrue. Payment of the Redemption Amount will be made only upon delivery and surrender of the Series B Preferred Shares to Wells Fargo Shareowner Services, the Company’s redemption and paying agent, during its normal business hours at the address specified in the Notice of Redemption.

The Notice of Redemption and related materials were mailed today to holders of record of the Series B Preferred Shares. Questions relating to the Notice of Redemption and related materials should be directed to Wells Fargo Shareowner Services at 1-877-262-8260.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 7,235 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. These forward-looking statements relate to the redemption of the Series B Preferred Shares. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of August 12, 2016. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
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Contact:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at

www.pebblebrookhotels.com